UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2019
Spark Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Ln, Ste 100
Houston, Texas 77079
(Address of Principal Executive Offices)
(Zip Code)
(713) 600-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	SPKE	The NASDAQ Global Select Market
8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share	SPKEP	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2019, the Board of Directors (the “Board”) of Spark Energy, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Amanda E. Bush effective immediately, to serve as a Class III independent director. Ms. Bush will stand for reelection at the Company’s annual meeting of shareholders in 2020. There are no understandings or arrangements between Ms. Bush and any other person pursuant to which Ms. Bush was elected as a director. There are no relationships between Ms. Bush and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The Board has appointed Ms. Bush to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Ms. Bush will serve as the Chair of the Audit Committee. After giving effect to Ms. Bush’s appointment to the Audit Committee, the Audit Committee now consists of Ms. Bush (Chair), Kenneth M. Hartwick and Nick W. Evans, Jr.

Ms. Bush currently serves as the Chief Financial Officer of Azure Midstream Energy, LLC. Prior to joining Azure, she was the Chief Financial Officer at Marlin Midstream Partners, LP. Ms. Bush served as Chief Financial Officer of Spark Energy, Inc. from May 2012 to April 2013, and prior to that held positions in various other finance roles with Spark Energy, Inc. Prior to joining Spark Energy, Inc. in 2007. Ms. Bush began her career in public accounting with PwC. Ms. Bush has a master’s degree in accounting from the University of Houston and is a Texas certified public accountant.

In connection with her appointment, Ms. Bush received a grant of 5,000 restricted stock units (“RSUs”), including dividend equivalent rights (“DERs”), under the Spark Energy, Inc. Second Amended and Restated Long Term Incentive Plan. The RSUs and corresponding DERs will vest in full on May 18, 2020, and will be made pursuant to the Company’s Form of Restricted Stock Unit Agreement and Form of Notice of Grant of Restricted Stock Unit, which are filed as Exhibit 10.13 and Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2019. As a non-employee director, Ms. Bush will also participate in the non-employee director compensation arrangements described in the Company’s definitive proxy statement filed with the SEC on April 10, 2019.

In connection with her appointment, Ms. Bush and the Company entered into an indemnification agreement (the “Indemnification Agreement”) on August 27, 2019. The Indemnification Agreement requires the Company to indemnify Ms. Bush to the fullest extent permitted under Delaware law against liabilities that may arise by reason of her service to the Company, and to advance expenses incurred as a result of any proceeding against her as to which she could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01     Regulation FD Disclosure.

On August 27, 2019, the Company issued a press release announcing the appointment of Ms. Bush. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1†	Indemnification Agreement, dated August 29, 2019, by and among Spark Energy, Inc. and Amanda Bush.
99.1	Press Release of Spark Energy, Inc. dated August 27, 2019.

† Management contract, or compensatory plan or arrangement.

Exhibit Index

Exhibit No.	Description

10.1†	Indemnification Agreement, dated August 29, 2019, by and among Spark Energy, Inc. and Amanda Bush.
99.1	Press Release of Spark Energy, Inc. dated August 27, 2019.

† Management contract, or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2019	SPARK ENERGY, INC.
	By:	/s/ James G. Jones II
	Name:	James G. Jones II
	Title:	Chief Financial Officer